Exhibit 99.1

P.O. Box 1093

Boundary Hall, Cricket Square. Grand Cayman, KY1-1102 Cayman

Islands

+44 20 7129 1152

Burgundy Technology Acquisition Corporation Receives Notification From Nasdaq Related To Delayed Quarterly Report

Grand Cayman, Cayman Islands, June 3, 2021 – Burgundy Technology Acquisition Corporation (NASDAQ: BTAQ) (the “Company”), today announced it received a notice (the “Notice”) on May 28, 2021 from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”), the Company no longer complies with the continued listing requirements set forth in Nasdaq Listing Rule 5250(c)(1). The Notice has no immediate impact on the listing of the Company’s securities, which will continue to trade on the Nasdaq Capital Market, subject to the Company’s compliance with other applicable continued listing requirements.

As previously disclosed in the Current Report on Form 8-K filed by the Company on May 14, 2021, on April 12, 2021, the staff of the U.S. Securities and Exchange Commission (the “SEC”) issued a statement pertaining to Special Purpose Acquisition Companies (“SPACs”) entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance on August 31, 2020, the outstanding warrants (“Warrants”) to purchase Class A ordinary shares of the Company were accounted for as equity within the Company’s balance sheet.

As disclosed in the Current Report on Form 8-K filed by the Company on May 14, 2021, the Company’s audit committee (the “Audit Committee”) concluded that, in light of the SEC Staff Statement and after discussion with the Company’s management, it is appropriate to restate the Company’s previously issued audited financial statements as of December 31, 2020 and for the period from June 4, 2020 (inception) through December 31, 2020. The Company intends to file an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Amended 10-K”), which will include the restated audited financial statements of the Company as of December 31, 2020 and for the period from June 4, 2020 (inception) through December 31, 2020. Given the scope of the process for evaluating the impact of the SEC Staff Statement on the Company’s financial statements and the Company’s management’s focus on preparing the Amended 10-K containing restated financial statements for the year ended December 31, 2020, the Company was unable to complete and file the Quarterly Report by the required due date of May 17, 2021. On May 18, 2021, the Company filed a Form 12b-25 Notification of Late Filing with the SEC related to the Quarterly Report. The Company is working diligently to prepare and file the Amended 10-K and the Quarterly Report as soon as reasonably practicable.

The Notice advises that under Nasdaq rules, the Company now has 60 calendar days from the date of the Notice to submit a plan to regain compliance with Nasdaq’s continued listing requirements. If Nasdaq accepts the plan, Nasdaq may grant an exception of up to 180 calendar days from the filing due date to regain compliance. If Nasdaq does not accept the plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

About The Company

The Company is an early stage blank check company incorporated on June 4, 2020 as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company has generated no operating revenues to date and will not generate operating revenues until it consummates its initial business combination.

For more information, please visit www.BurgundyTechnology.com.

Forward-Looking Statements

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, statements other than statements of historical fact.

Important factors, among others, that may affect actual results or outcomes include the inability to timely prepare and file the Amended 10-K and the Quarterly Report; costs related to the Company and its potential business combination; the inability to maintain the listing of the Company’s shares on Nasdaq; potential litigation involving the Company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and the impact of the continuing COVID-19 pandemic on the Company’s business. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

James Mackey

Email: Jim.Mackey@BurgundyTechnology.com

Phone: +44 20 7129 1152